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                                                                                                                        Exhibit M
Metris Receivables, Inc.                                                     Metris Master Trust                   Monthly Report
Securityholders' Statement                                                      Series 1999-1                            May-2001
Section 5.2                                                                    Class A            Class B               Total
(i) Security Amount ..................................................      500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                --                  0.00
(iii) Security Interest Distributed ..................................        1,847,395.83                --          1,847,395.83
(iv) Principal Collections ...........................................       24,312,556.78      2,404,538.61         26,717,095.38
(v) Finance Charge Collections .......................................       11,262,281.56      1,113,852.02         12,376,133.58
       Recoveries ....................................................          423,936.64         41,927.80            465,864.44
       Principal Funding Account Investment Earnings .................                0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00              0.00                  0.00
         Total Finance Charge Collections ............................       11,686,218.20      1,155,779.82         12,841,998.02
Total Collections ....................................................       35,998,774.98      3,560,318.43         39,559,093.40
             (vi) Aggregate Amount of Principal Receivables ..........                  --                --      7,096,798,829.39
       Invested Amount (End of Month) ................................      500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           7.0454301%        0.6968008%            7.7422309%
       Fixed/Floating Allocation Percentage ..........................           7.0454301%        0.6968008%            7.7422309%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --             86.20%     6,451,687,261.80
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --              5.66%       423,981,795.58
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --              2.46%       183,772,003.99
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --              5.68%       425,479,152.77
Total Receivables ....................................................                  --            100.00%     7,484,920,214.14
                (viii) Aggregate Investor Default Amount .............                  --                --          5,519,200.63
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year) ...................                  --                --                 11.83%
(ix) Charge-Offs .....................................................                0.00              0.00                  0.00
(x) Servicing Fee ....................................................                  --                --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                  --                --                  0.00
(xii) Excess Funding Account Balance .................................                  --                --                  0.00
(xiii) New Accounts Added ............................................                  --                --                82,501
(xiv) Average Gross Portfolio Yield ..................................                  --                --                 27.52%
         Average Net Portfolio Yield .................................                  --                --                 15.69%
(xv) Minimum Base Rate ...............................................                  --                --                  6.43%
        Excess Spread ................................................                  --                --                  9.26%
(xvi) Principal Funding Account Balance ..............................                  --                --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                --             June 2003
        Accumulation Period Length ...................................                  --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                --                  0.00
        Required Reserve Account Amount ..............................                  --                --                  0.00
        Available Reserve Account Amount .............................                  --                --                  0.00
        Covered Amount ...............................................                  --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                --                  0.00
(xxi) Policy Claim Amount ............................................                  --                --                  0.00
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